UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 6, 2005

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145 95-4160558

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the document to which it refers, which document has been filed with the SEC.

Item 1.01 Entry into a Material Definitive Agreement

2006 Non-Employee Director Compensation

On October 6, 2005, the Board of Directors of Lyondell Chemical Company (the "Company") approved non-employee director compensation, effective January 1, 2006. During 2006, non-employee directors will be paid an annual cash retainer of $80,000. In addition, the non-employee directors who serve as Chairs of the Compensation and Human Resources Committee and the Corporate Responsibility and Governance Committee will each receive an additional $10,000 annual fee. The non-employee Chair of the Audit Committee will receive an additional $20,000 annual fee and each non-employee director who is a member of the Audit Committee will receive an additional $5,000 annual fee. The non-employee Chairman of the Board will receive an additional $150,000 annual fee. At the election of each non-employee director, all or a portion of the annual cash retainer, committee chair and member fees, and Chairman of the Board fee may be (1) paid in cash currently, (2) deferred under the Elective Deferral Plan for Non-Employee Directors ("Directors' Deferral Plan") as cash or (3) deferred under the Directors' Deferral Plan in the form of deferred stock units. In addition, each non-employee director will receive an annual incentive award valued at $100,000, which value will be divided equally into an award of restricted stock and an associated deferred cash payment. Non-employee directors will be reimbursed for travel and other related expenses incurred in attending Board or committee meetings. A summary of non-employee director compensation is being filed with this Current Report on Form 8-K as Exhibit 99.1.

The Company believes that paying a portion of the directors' compensation in stock further aligns the directors' interests with the shareholders' interests. Accordingly, on October 6, 2005, the Board of Directors of the Company amended the stock ownership guidelines, effective January 1, 2006, for its non-employee directors. Non-employee directors are encouraged to hold shares equal in value to three times the annual cash retainer within the later of five years after (1) initial election as a member of the Company's Board of Directors and (2) January 1, 2006, the effective date of the most recent amendment to the stock ownership guidelines. All shares beneficially owned, including restricted stock and other equity-based instruments such as deferred stock units, are counted towards fulfillment of the stock ownership guidelines. Unexercised stock options, unless both vested and in-the-money, do not count towards fulfillment of the stock ownership guidelines.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:/s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President, General Counsel & Secretary

Date: October 10, 2005

INDEX TO EXHIBITS

Exhibit

Number Description

99.1 Director Compensation